U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 7, 2010
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Commission File No. 333-143750

POLAR WIRELESS CORP.
(Exact name of small business issuer as specified in its charter)

Nevada	20-4662814
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

112 NORTH CURRY STREET
CASON CITY, NEVADA 89703
(Address of principal executive offices)
(775) 284-3769
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 7, 2010 Mr. Paul Schaut was appointed to the Board of Directors of Polar Wireless Corp. (the “Company”).

Paul Schaut has a 27 year diverse and extensive experience in private and public companies with roles ranging from sales and marketing management to President, CEO and Board Director.  Serving in management positions in both the U.S. and in Europe, involved in all operational aspects of business at various stages in the business lifecycle.  Visionary, sales driven, operations oriented CEO – proven in establishing recognized thought and leadership for several companies. Mr. Schaut holds a Bachelor of Science degree in business administration from San Jose State University.

Currently Mr. Schaut is the Chairman and CEO of Modiv Media which is a privately held company with headquarters in Quincy, Massachusetts.  Presently Mr. Schaut is on the Board of Directors of Zumobi, a privately held computer software company (since June 2006), and Pontiflex, a privately held information technology and services company (since June 2009).   From 2001 thru to March 2008 Mr. Schaut was a Board of Director Member for Constant Contact, a public company in the computer software industry.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLAR WIRELESS CORP.

Date: July 12, 2010	By:	/s/ G. Kelly O’Dea
Name: G. Kelly O’Dea
Title: Chief Executive Officer

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